Exhibit 3.10

COUCHE-TARD INC.

(formerly C CORP. INC.)

(formerly 144969 CANADA INC.)

BY - LAWS NUMBERS 1 - 17

being the general by-laws of the Corporation

1.             SHAREHOLDERS

(a)                    MEETINGS

The annual meeting of shareholders of the Corporation shall be held on such date as may be determined by resolution of the board of directors but not later than eighteen (18) months after the Corporation comes into existence and subsequently not later than fifteen (15) months after the last annual meeting.

A special meeting of shareholders may be called for any day upon the order of the board of directors or upon the written requisition of not less than five per cent (5%) of the issued shares of the Corporation that carry the right to vote upon the business to be transacted at the meeting and stated in the requisition.

(b)                   PLACE OF MEETINGS

Meetings of shareholders shall be held at the place that the directors determine and may, if all the shareholders entitled to vote at the meeting so agree in writing, be held outside Canada.  Meetings of shareholders called upon the written request of shareholders as set out in subsection (a) hereof shall be held at the registered office of the Corporation at such time as may be determined in any such order.

(c)                    NOTICE OF MEETINGS

At least twenty-one (21) days’ and not more than fifty (50) days’ notice in writing of the time and place of any meeting of shareholders shall be sent to each shareholder entitled to vote at such meeting, to each director of the

Corporation and to the auditor of the Corporation, if any, by the secretary of the Corporation by prepaid mail addressed to, or by personal delivery to the shareholder or director at his latest address as shown in the records of the Corporation.  The failure or omission to give such notice of any meeting to any shareholder shall not invalidate any resolution passed or business transacted at such meeting.

The notice of any meeting shall state generally the nature of the business to be transacted thereat and the text of any special resolution to be submitted and no business shall be transacted at such meeting unless the same shall have been referred to in the said notice.  Unless otherwise provided by law, meetings of shareholders may be held without previous notice if all shareholders entitled to attend as well as each director and the auditor of the Corporation be present in person or, in the case of shareholders, by proxy or if all shareholders entitled to attend, personally or by their proxies, and each director and the auditor of the Corporation sign a written waiver of notice of the time, place and purpose of such meeting.

(d)                   QUORUM

The quorum at any meeting of shareholders shall be a representation personally or by proxy of a majority of the shares of the capital stock of the Corporation carrying voting rights at such time.  If there be no such quorum present in person or by proxy, a majority of the shareholders so present or represented may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be so present or represented, unless the meeting is adjourned for an aggregate of thirty (30) days or more in which case notice of the adjourned meeting shall be given as for an original meeting.  At such adjourned meeting at which a quorum shall be so present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

(e)                    PROXIES

Proxies must be deposited with the secretary of the Corporation at such time previous to the meeting as may be determined by the directors and specified in the notice calling the meeting but in any event not exceeding forty-eight (48) hours preceding the meeting, excluding Saturdays and holidays.

(f)                      VOTING

Unless otherwise required by law, all questions at meetings of shareholders shall be decided by a majority in number of the votes cast by the shareholders present either in person or by proxy and entitled to vote at such meeting.  In case the number of votes is equal, the chairman of the meeting shall have an additional deciding or casting vote.  A declaration by the chairman of the meeting of shareholders to the effect that a resolution has been carried or lost, as to the number of votes cast, and or as to the majority for or against, shall be conclusive evidence thereof.

(g)                   RESOLUTION IN LIEU OF MEETING

Except as otherwise provided in the Canada Business Corporations Act (the “Act”).

i)      a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders;

ii)     a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders by the Act and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

2.             DIRECTORS

(a)                    NUMBER AND QUORUM

Until changed in accordance with the Act, the board shall consist of not less than one (1) nor more than fifteen (15) (Amended Nov. 5, 2003) directors, of whom a majority shall be resident Canadians.  The board shall be entitled from time to time by resolution, to fix the number of directors within such limits and to establish the quorum of directors for the transaction of business at not less than a majority of the minimum number of directors specified in the Articles of Incorporation.  Until otherwise fixed as aforesaid, the number of directors of the Corporation shall be two (2) of whom a majority shall constitute a quorum at any meeting of the board.  The board of directors shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where (i) a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and (ii) a majority of resident Canadians would have been present had that director been present at the meeting.

(b)                   ELECTION AND TERM OF OFFICE

The directors shall be elected by the shareholders of the Corporation at the annual meeting and shall hold office for a term not exceeding three (3) years.  The election shall be by ballot if any shareholder present at the meeting when such election takes place so demands; if no such demand be made the election will be by show of hands.

(c)                    MEETINGS

Meetings of the board of directors may be held at such time and place as the directors may be resolution determine or may be called by the president or by two directors on three (3) days’ notice to each director either by letter or telegram or in any other manner.  Meetings called by the president shall be held at such time and place as the president may determine.  Meetings called by two directors shall be held at the registered office of the Corporation at such time as may be determined by them.  The first meeting of the newly elected board of directors may be held at the place where the annual meeting of shareholders is held and immediately after the holding of said meeting.  No notice of such meeting shall be necessary in order to legally constitute same, provided a quorum of the newly elected directors is present.  Unless otherwise provided by law, meetings of directors may be held at any time or place without notice if all the directors be present and consent to such meeting or if all the directors waive notice in writing of the time, place and purpose of such meeting.

If all directors of the Corporation consent thereto in writing, a director may participate in a meeting of directors by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other and a director participating in such manner is deemed to be present at that meeting.

(d)                   VOTING

All questions at meetings of the board of directors shall be decided by a majority vote and each director shall have one vote.  In case the number of votes is equal, the chairman of the meeting shall have an additional deciding or casting vote.  A declaration by the chairman of the meeting of the board of directors to the effect that a resolution has been carried or lost, as to the number of votes cast, and/or as to the majority for or against, shall be conclusive evidence thereof.

(e)                    RESOLUTION IN LIEU OF MEETING

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

(f)                      QUALIFICATIONS

No one shall be elected as a director or appointed as a director to fill any vacancy unless he is at least eighteen (18) years of age.

(g)                   VACANCIES

In case of the death or resignation of a director or his being unable to act as such or his becoming disqualified, the vacancy thereby created may be filled for the unexpired portion of his term by the remaining directors so long as they form a quorum or by the shareholders.

(h)                   REMOVAL AND DISQUALIFICATIONS

Any director may be removed from office upon the vote of a majority of the shareholders at a meeting duly called for such purpose and may be replaced by the same meeting which so removes him but the director so replacing him shall hold office only for the remainder of the term of office of the director he replaces.

A director of a corporation ceases to hold office when:

i)      he dies or resigns; such resignation to be effective at the time a written resignation is sent to the Corporation or at the time specified in the resignation, whichever is the later;

ii)     he shall become bankrupt;

iii)    he is found unsound of mind by a court in Canada or elsewhere.

(i)                       DISCLOSURE OF INTEREST

Subject to the provisions of this subsection, it is the duty of a director or officer of the Corporation who is in any way, whether directly or indirectly, interested in a material contract or proposed material contract with the Corporation to disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest.

In the case of a proposed contract, the disclosure required by this subsection to be made by a director shall be made at the meeting of directors at which the question of entering into the contract is first taken into consideration, or, if the director is not at the date of that meeting interested in the proposed contract, at the next meeting of the directors held after he becomes so interested, or, in a case where the director becomes interested in a contract after it is made, the said declaration shall be made at the first meeting of directors held after the director becomes so interested or, if a person who is interested in a contract later becomes a director, at the first meeting after he becomes a director.

In the case of a contract or proposed contract, the disclosure required by this subsection to be made by an officer (who is not a director) shall be made forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of directors, or, if the officer becomes interested after a contract is made, forthwith after he becomes so interested or if a person who is interested in a contract later becomes an officer, forthwith after he becomes an officer.

A general notice that a director or an officer is a member of any specified partnership, company or corporation and is to be regarded as interested in any subsequent transaction with such partnership, company or corporation shall be sufficient disclosure under the preceding paragraphs of this subsection and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such partnership, company or corporation.

No director shall vote in respect of any contract or proposed contract in which he is so interested as aforesaid and if he does so vote his vote shall not be counted, but this prohibition does not apply in the case of a contract that is:

i)      an arrangement by way of security for money lent to or obligations undertaken by him for the benefit of the corporation or an affiliate;

ii)     one relating primarily to his remuneration as a director, officer, employee or agent of the corporation or an affiliate;

iii)    one for indemnity or insurance under section 119; or

iv)   one with an affiliate.

Subject to compliance with the foregoing provisions, a director of the Corporation may be interested as vendor, purchaser, shareholder or in any other manner or capacity whatsoever in a contract or proposed contract with the Corporation and no such director shall be accountable for any benefits received with respect to such contract.

(j)                       REMUNERATION

The directors shall be entitled to receive such remuneration as may be fixed by the board of the directors.

(k)                    POWERS

In addition to the general powers of management and the powers and authorities by the by-laws of the Corporation expressly conferred upon them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, articles or by-laws of the Corporation directed or required to be exercised or done by the shareholders of the Corporation.

(l)                       DELEGATION OF POWERS

The directors may from time to time entrust to and confer upon a managing director appointed from their members or committee of directors or any officer or officers of the Corporation for the time being or any corporation or person or attorney or agent or trustee, wherever situate, such of the powers exercisable by the directors as they think fit except the powers which may not be delegated under the Act and for such purpose the directors may appoint any person or corporation, wherever situate, to be the attorney or agent or trustee of the Corporation and the directors may confer such powers, (including the powers to sub-delegate) for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they may think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the directors so delegated on their behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

3.             OFFICERS

The Corporation shall have a president and a secretary and may have a chairman of the board, one or more vice-presidents, a treasurer and such other officers as the board of directors may determine.  Any duly qualified person may be the holder of any one or more of such offices, except the offices of president and vice-president, and if holding the offices of secretary and of treasurer shall be styled secretary-treasurer and may perform any of the duties of secretary or of treasurer as may from time to time be directed as hereinafter provided.  In the absence of any agreement to the contrary, all offices shall be held during the pleasure of the board of directors and all officers shall be subject to dismissal with or without cause by resolution of the board of directors passed at a meeting thereof called for the purpose of considering same.

(a)                    CHAIRMAN OF THE BOARD

The directors may appoint a chairman of the board from among themselves.  The chairman of the board shall, if present, preside at all meetings of the board of directors.

(b)                   PRESIDENT

The directors shall appoint a president who need not be from among themselves.  In the event of any vacancy occurring in the office of president, the directors shall fill the vacancy from among themselves.  The president shall be the chief executive officer of the Corporation, shall exercise a general supervision over the affairs of the Corporation, shall preside over meetings of shareholders and, in the absence of the chairman of the board, shall, if present, preside at all meetings of the board of directors.

(c)                    VICE-PRESIDENT

The directors may, if they think fit, appoint one or more vice-presidents, who need not be from among themselves, and each vice-president shall hold office at the discretion of the board of directors.  Should more than one vice-president be appointed as aforesaid, the board of directors shall have the right to establish the seniority of the vice-presidents inter se.  In the absence or inability to act of the president, the most senior vice-president, if appointed from among the members of the board, shall have and exercise all the rights and powers of the president and shall perform the duties of the president.  In all other cases, the vice-president shall only exercise such rights and perform such duties as may be prescribed by resolution of the board of directors or by the president.

(d)                   SECRETARY

The directors shall appoint a secretary.  The secretary shall keep the minute books and the corporate records of the Corporation, give or cause to be given all required notices, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by resolution of the board of directors or by the president.

(e)                    TREASURER

The directors may appoint a treasurer.  The treasurer shall keep or cause to be kept complete and accurate books of account, have such other powers and duties as are usual to the office and in addition shall perform such other duties as he may from time to time be directed to perform by resolution of the board of directors or by the president.

(f)                      OTHER OFFICERS

The directors may create such other offices and appoint such persons to hold same as in their discretion they deem necessary.

4.                                       PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

(a)                    LIMITATION OF LIABILITY

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

(b)                   INDEMNITY

Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

(i)                                     he acted honestly and in good faith with a view to the best interests of the Corporation; and

(ii)                                  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.  Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

(c)                    INSURANCE

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 4 (a) against any liability incurred by him in his capacity as a director or officer of the Corporation or of another body corporate where he acts or acted in that capacity at the Corporation’s request.

5.                                       AUDITORS

Unless all the shareholders of the Corporation including those not otherwise entitled to vote resolve not to appoint an auditor or auditors, an auditor or auditors shall be appointed at the annual meeting of shareholders of the Corporation to hold office until the next annual meeting of shareholders of the Corporation.

6.                                       SECURITY CERTIFICATES AND TRANSFERS

(a)                    SECURITY CERTIFICATES

Security certificates shall be in such form as may be determined by resolution of the board of directors and certificates shall be signed manually by at least one director or officer of the Corporation or by such other person(s) as may be authorized by law or by resolution of the board of directors and in addition to said signatures the said security certificates may be sealed with the seal of the Corporation.

(b)                   LOST SECURITY CERTIFICATES

No certificate for securities of the Corporation shall be issued in place of any certificate alleged to have been defaced, lost, stolen or destroyed, except upon production of such evidence of such defacement, loss, theft or destruction, and, in the discretion of the directors, upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the directors in their discretion may require.

(c)                    TRANSFER OF SECURITIES

Securities of the Corporation shall be transferable on the books of the Corporation only at the registered office of the Corporation, unless otherwise resolved by the board of directors, by the registered holder thereof in person or by his duly authorized attorney upon surrender for cancellation of a certificate or certificates for the same number of securities with an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature thereon as the Corporation or its agent may reasonably require.

The directors may make such other rules and regulations dealing with the transfer of securities of the Corporation, the surrendering and cancelling of security certificates, the closing of the transfer books, etc., as to them may appear expedient and necessary in the interests of the Corporation.

The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars for all securities of the Corporation and may in the same manner provide for the transfer and registration of all securities of the Corporation in one or more places in or out of Canada.

(d)                   REGISTERED HOLDER

The Corporation shall be entitled to treat the registered holder of any security of the Corporation as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such security on the part of any other person, whether or not it shall have express or other notice thereof, unless otherwise expressly provided by law.

7.                                       ISSUE OF SHARES

Unless otherwise provided in the articles of the Corporation, shares of the Corporation may be issued, allotted or otherwise dealt with by resolution of the board of directors on such terms and conditions as the directors may deem advisable, provided that no share shall be issued until it is fully paid as provided by the Act.

8.                                       DIVIDENDS

The directors may from time to time by resolution declare dividends and pay same out of the funds of the Corporation available for that purpose, subject to the Act and to the provisions, if any, of the articles of the Corporation.

9.                                       BOOKS AND RECORDS

The Corporation shall maintain at its registered office or at any other place in Canada designated by the directors a book or books containing the following:

(i)    the articles and the by-laws of the Corporation and all amendments thereto and a copy of any unanimous shareholders’ agreement;

(ii)   minutes of all meetings of directors and shareholders, certified by the chairman and the secretary of the meeting at which the proceedings were held or by the chairman and the secretary of the next succeeding meeting and resolutions of the directors and shareholders;

(iii)  copies of notices of directors and notices of change of directors filed under the Act containing the names, addresses and occupations of the directors and the dates upon which they became and ceased to be directors;

(iv)  the names, alphabetically arranged, and addresses of the security holders and the number of securities of each class held;

(v)   a register of issues and transfers in which shall be recorded particulars of every issue and transfer of securities of the Corporation;

(vi)  details as to the receipts and the disbursements of the Corporation and the matters to which each of them relates as well as details of its financial transactions and its credits and liabilities.

10.           RIGHTS OF INSPECTION

No shareholder shall, in virtue of the fact of his being a shareholder, have any rights of inspection of the books and registers of the Corporation or access to any information pertinent to the Corporation other than as provided by statute.

11.           FINANCIAL YEAR

(See Resol. dated Nov. 5, 2003).

The financial year of the Corporation shall terminate on the last Saturday of January in each year or on such other date as the directors may from time to time by resolution determine.

12.           SEAL

The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation.

The directors may from time to time, by resolution, make provision for the use of duplicates of the corporate seal of the Corporation.

13.           REGISTERED OFFICE

* (Repealed and replaced Nov. 5, 2003) Until changed in accordance with the Act, the address of the registered office of the Corporation will be within the province specified in the article.

14.           CONTRACTS, DOCUMENTS AND DECLARATIONS

All documents and returns required to be submitted to or filed with governmental authorities, customs and excise declarations and returns, affidavits, statutory declarations, proofs of claim or loss and general or partial releases relating to same, waivers or claims of lien or privilege and discharges of same and declarations in respect of garnishment proceedings involving the Corporation or interrogatories upon articulated facts may be signed and executed under seal or otherwise by any officer or director for or in the name of and on behalf of the Corporation and, if signed and executed as aforesaid, shall be binding upon and enforceable against the Corporation.

Save for the documents referred to in the preceding paragraph of this by-law and all other documents in connection with the ordinary course of the business of the Corporation which may also be signed and executed under seal or otherwise by any officer or director for or in the name of and on behalf of the Corporation with the same effect, all documents not in the ordinary course of business of the Corporation to be signed and executed by the Corporation shall be signed and executed in the name of and on behalf of the Corporation by such person or persons, including, officer(s), director(s) or employee(s) of the Corporation or attorney(s) as may be determined from time to time by resolution of the board of directors and, if required, the corporate seal of the Corporation shall be attached thereto.

15.           BY-LAWS

The directors may from time to time make, repeal, amend or re-enact by-laws of the Corporation but every such by-law, repeal, amendment or re-enactment thereof, unless in the meantime confirmed at a special general meeting of shareholders of the Corporation duly called for that purpose, shall only have force and effect until the next meeting of shareholders of the Corporation and in default of confirmation thereat shall at and from such time cease to have force and effect.

The shareholders may in accordance with the Act make a proposal to make, amend or repeal a by-law.

16.           BANKING AND NEGOTIABLE INSTRUMENTS

The directors may from time to time by resolution authorize the opening and maintaining of a bank account or accounts at such banks as they may select and authorize any director or directors, officer or officers, clerk, employee or agent to transact banking business of the Corporation with such bank or banks and to sign, make, draw, accept, endorse or execute in the name of or on behalf of the Corporation all cheques, promissory notes, bills of exchange or other negotiable instruments. Any and all such documents so signed or executed shall be binding upon the Corporation.

17.           MISCELLANEOUS PROVISIONS

(a)                    RECORD DATE

The directors of the Corporation may fix in advance a date as the record date for determining shareholders entitled to receive payment of a dividend, entitled to participate in a liquidation, distribution or for any other purpose except the right to receive notice of or to vote at a meeting, which record date shall not precede by more than fifty (50) days the particular action to be taken; in the case of the right to receipt of notice of or to vote at a meeting of shareholders, the record date shall not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which the meeting is to be held.

(b)                   NOTICE

When required by statute or by the articles or by-laws of the Corporation notice is required to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing it in a post office box in a sealed, postage prepaid wrapper addressed to the person entitled thereto at his last known address as recorded in the books of the Corporation and such notice when so given shall be sufficient and shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that this is not so.

Enacted by the board of directors and sanctioned by the sole shareholder of the Corporation as required by law on the 17th day of July, 1986.

Witness the corporate seal of the Corporation.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President

COUCHE-TARD INC.

(formerly C CORP. INC.)

(formerly 144969 CANADA INC.)

BY-LAW NUMBER 18

being a by-law respecting the

borrowing of money by the Corporation

The directors of the Corporation may from time to time:

a)                                      borrow money upon the credit of the Corporation;

b)                                     limit or increase the amount to be borrowed;

c)                                      issue debentures or other securities of the Corporation;

d)                                     pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient;

e)                                      secure any such debentures, or other securities, or any other present or future borrowing or liability of the Corporation, by mortagage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable, property of the Corporation, and the undertaking and rights of the Corporation; and

f)                                        delegate any of the above powers to such officers or directors of the Corporation as they may deem expedient;

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers possessed by the directors or officers of the Corporation independently of this by-law.

Enacted by the board of directors and sanctioned by the sole shareholder of the Corporation as required by law on the 17th day of July, 1986.

Witness the corporate seal of the Corporation.

/s/ [ILLEGIBLE]	/s/ [ILLEGIBLE]
Secretary	President